UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report

Commission File Number 1-5109

TODD SHIPYARDS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE                       91-1506719
(State or other jurisdiction of    (IRS Employer I.D. No.)
  incorporation or  organization)


1801- 16th AVENUE SW, SEATTLE, WASHINGTON   98134-1089
(Street address of principal executive offices - Zip Code)

Registrant's telephone number: (206) 623-1635

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Item 5.  Other Events

Todd Shipyards Corporation (the "Company") announced it has entered into a 30-year agreement with an insurance company that will provide the Company with broad-based insurance coverage for the remediation of the Todd operable units at the Harbor Island Superfund Site. The Company has been working with the EPA and other federal and state agencies since 1986 on the remediation of the site where the Seattle shipyard is located. The subject insurance agreement will provide coverage for the known liabilities in an amount equal to and exceeding the Company's current booked reserves of $15.9 million. Additionally the Company has entered into a 15-year agreement for coverage of any new environmental conditions discovered at the Seattle property that would require environmental remediation.

Item 7.  Financial Statements and Exhibits

(c) Exhibits

  28-1 Press Release dated January 17, 2001.



SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  January 17, 2001.


______________________________
By:  Michael G. Marsh
On Behalf of the Registrant as
Secretary and General Counsel